UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Trimble Navigation Limited
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TRIMBLE NAVIGATION LIMITED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2006

To The Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trimble Navigation Limited (the "Company") will be held at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, on Thursday, May 18, 2006, at 6:00 p.m. local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To approve an amendment to the Company’s 2002 Stock Plan to increase the number of shares of the Company’s Common Stock available for grant of stock options and stock awards thereunder.

3.	To approve an amendment to the Company’s 1988 Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock available for purchase thereunder.

4.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending December 29, 2006.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 20, 2006, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you may also vote via the Internet or by telephone in accordance with the detailed instructions on your Proxy card. Any shareholder attending the meeting may vote in person even if such shareholder previously returned a Proxy.

For the Board of Directors
TRIMBLE NAVIGATION LIMITED

Robert S. Cooper
Chairman of the Board
 Sunnyvale, California
 April 11, 2006

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY TELEPHONE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

TRIMBLE NAVIGATION LIMITED
_______________

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS

May 18, 2006

The enclosed Proxy is solicited on behalf of the Board of Directors of Trimble Navigation Limited, a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, on Thursday, May 18, 2006, at 6:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Company's principal executive offices are located at 935 Stewart Drive, Sunnyvale, California 94085. The telephone number at that address is (408) 481-8000.

These proxy solicitation materials are to be mailed on or about April 11, 2006, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report for the last fiscal year ended December 30, 2005, accompanies this Proxy Statement but does not form any part of the proxy solicitation materials. A copy of the Annual Report on Form 10-K may be obtained by sending a written request to the Company’s Investor Relations Department at 935 Stewart Drive, Sunnyvale, California, 94085. A full copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission ("SEC") for the fiscal year ended December 30, 2005, is available via the Internet at the SEC's EDGAR web site at http://www.sec.gov. In addition, a copy of the Company's Annual Report on Form 10-K is also available via the Internet at the Company's web site at http://www.trimble.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

Shareholders of record at the close of business on March 20, 2006 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 54,380,507 shares of common stock, without par value ("Common Stock").

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. An automated system administered by the Company's agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Annual Meeting and the presence or absence of a quorum. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions are counted as votes against proposals presented to the shareholders in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Voting via the Internet or by Telephone

In addition to completing the enclosed proxy card and submitting it by mail, shareholders may also vote by submitting proxies electronically either via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether shares are registered in the Company's stock records directly in a shareholder's name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the individual Proxy card mailed to each shareholder.

In order to allow individual shareholders to vote their shares and to confirm that their instructions have been properly recorded, the Internet and telephone voting procedures have been designed to authenticate each shareholder's identity. Shareholders voting via the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne solely by the individual shareholder.

Voting in Person

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., Inc., you are considered to be the registered shareholder with respect to those shares. Proxy materials for registered shareholders are mailed directly to you by our mailing agent, ADP Investor Communications Services. Registered shareholders have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee, you are considered to be a beneficial shareholder of those shares. Proxy materials for beneficial shareholders are forwarded to you together with a voting instruction card. In order to vote in person at the annual meeting, beneficial shareholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares. Without a legal proxy, beneficial owners will not be allowed to vote in person at the annual meeting.

Solicitation of Proxies

The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow & Co. to solicit proxies, for which services the Company has agreed to pay approximately $8,000. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Deadline for Receipt of Shareholder Proposals for 2007 Annual Meeting

Shareholders are entitled to present proposals for actions at forthcoming shareholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the Securities and Exchange Commission. Proposals of shareholders which are intended to be considered for inclusion in the Company's proxy statement and form of proxy related to the Company's 2007 Annual Meeting of Shareholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary—Shareholder Proposals, Trimble Navigation Limited at 935 Stewart Drive, Sunnyvale, California 94085) no later than December 9, 2006. Shareholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a shareholder proposal to the Company does not guarantee that it will be included in the Company's applicable proxy statement.

If the Company is not notified at its principal executive offices of a shareholder proposal at least 45 days prior to the one year anniversary of the mailing of this Proxy Statement, then the proxy holders for the Company's 2007 Annual Meeting of Shareholders will have the discretionary authority to vote against any such shareholder proposal if it is properly raised at such annual meeting, even though such shareholder proposal is not discussed in the Company's proxy statement related to that shareholder meeting.

The Proxy card attached or enclosed with this Proxy Statement, to be used in connection with the Company's 2006 Annual Meeting, grants the proxy holder discretionary authority to vote on any matter otherwise properly raised at such Annual Meeting. The Company presently intends to use a similar form of proxy card for next year's 2007 Annual Meeting of Shareholders.

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ITEM I
ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. All nominees currently serve on the Board of Directors. The Board waived the recommended retirement age for re-election as a Director with respect to Dr. Cooper because of his unique qualification and ability to continue to serve the Company. The Board has determined that a majority of the Directors are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards.

The names of the nominees and certain information about them, as of the Record Date, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Steven W. Berglund	54	President and Chief Executive Officer of the Company	1999
Robert S. Cooper (1) (3)	74	Aerospace Business Consultant to L3COM Incorporated	1989
John B. Goodrich (1) (3) (4)	64	Business Consultant; Secretary of the Company	1981
William Hart (2) (3) (4)	65	Venture Capital Investor and Business Consultant	1984
Ulf J. Johansson (2) (4)	60	Director, Telefon AB LM Ericsson	1999
Bradford W. Parkinson (2)	71	Professor (Emeritus), Stanford University	1984
Nickolas W. Vande Steeg (1)	63	President & Chief Operating Officer, Parker Hannifin Corporation	2003

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee
(3)	Member of the Nominating and Governance Committee
(4)	Member of the Finance Committee

Steven W. Berglund joined Trimble as president and chief executive officer in March 1999. Prior to joining Trimble, Mr. Berglund was president of Spectra Precision, a group within Spectra Physics AB, and a pioneer in the development of laser systems. He spent 14 years at Spectra Physics in a variety of senior leadership positions. In the early 1980s, Mr. Berglund spent a number of years at Varian Associates in Palo Alto, where he held a variety of planning and manufacturing roles. Mr. Berglund began his career as a process engineer at Eastman Kodak in Rochester, New York. He attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering in 1974. He later received his M.B.A. from the University of Rochester in New York in 1977.

Robert S. Cooper was appointed Chairman of the Company's Board of Directors in September 1998. Dr. Cooper has served as a Director of the Company since December 1989. Prior to his retirement in 2005 and since 2000, Dr. Cooper was President of the Aerospace Electronics Division of the Titan Corporation, an aerospace company. From 1985 to 2000, Dr. Cooper was president, chief executive officer, and chairman of the board of directors of Atlantic Aerospace Electronics Corporation, an aerospace company, until the company was acquired by Titan Corporation. Dr. Cooper also serves on the board of directors of BAE Systems North America. From 1981 to 1985, he was Assistant Secretary of Defense for Research and Technology and simultaneously held the position of Director for the Defense Advanced Research Projects Agency (DARPA). Dr. Cooper received a B.S. degree in Electrical Engineering from State University of Iowa in 1954, a M.S. degree in Electrical Engineering from Ohio State University in 1958, and a Doctor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology in 1963.

John B. Goodrich has served as a Director of the Company since January 1981. Mr. Goodrich retired from the law firm of Wilson Sonsini Goodrich & Rosati, where he practiced from 1970 until 2002. Mr. Goodrich, currently a business consultant, serves on the board of directors of Tessera Technology, Inc., a developer of semiconductor packaging technology and on the boards of several privately held corporations in high technology businesses. Mr. Goodrich received a B.A. degree from Stanford University in 1963, a J.D. from the University of Southern California in 1966, and an L.L.M. in Taxation from New York University in 1970.

William Hart has served as a Director of the Company since December 1984. Mr. Hart is an advisor to early-stage technology and financial services companies. Mr. Hart retired from Technology Partners, a Silicon Valley venture capital firm, in 2001. As the founder and Managing Partner of Technology Partners, he led the firm for 21 years. Mr. Hart was previously a senior officer and director of Cresap, McCormick and Paget, management consultants, and held positions in field marketing and manufacturing planning with IBM Corporation. Mr. Hart has served on the boards of directors of numerous public and privately held technology companies. Mr. Hart received a Bachelor of Management Engineering degree from Rensselaer Polytechnic Institute in 1965 and an M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1967.

Ulf J. Johansson, Ph.D., has served as a Director of the Company since December 1999.  Dr. Johansson is a Swedish national with a distinguished career in communications technology.  He was a founder, and served as chairman of, Europolitan Vodafone AB, a GSM mobile telephone operator in Sweden, since its start in 1990 until March 2005.  In April 2005 Dr. Johansson was elected to the Board of Directors of Telefon AB LM Ericsson. He currently also serves as Chairman of the Board of Directors for AcandoFrontec AB, an IT and management consulting company, and Eurostep Group AB, a software and consulting company specialized in product life cycle management.  Dr. Johansson has served on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company since 1998, but left that position in March 2005 in order to take up the assignments as chairman of Novo Nordisk Foundation and Novo A/S, the private Danish investment company, parent company of the Novo Group and the majority owner of Novo Nordisk A/S and Novozymes A/S. From 1998 to 2003, Dr. Johansson served as chairman of the University Board of Royal Institute of Technology in Stockholm. Earlier positions included being president and chief executive officer of Spectra-Physics, and executive vice president of Ericsson Radio Systems AB.  Dr. Johansson received a Master of Science in Electrical Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

Bradford W. Parkinson has served as a Director of the Company since 1984. Currently, Dr. Parkinson is the Edward C. Wells Endowed Chair professor (emeritus) at Stanford University and has been a Professor of Aeronautics and Astronautics at Stanford University since 1984. Dr. Parkinson has also directed the Gravity Probe-B spacecraft development project at Stanford University, sponsored by NASA, and has been program manager for several Federal Aviation Administration sponsored research projects on the use of Global Positioning Systems for navigation. While on a leave of absence from Stanford University, Dr. Parkinson served as the Company's President and Chief Executive Officer from August 1998 through March 1999, while the Company searched for a Chief Executive Officer. From 1980 to 1984 he was group vice president and general manager for Intermetrics, Inc. where he directed five divisions. In 1979, Dr. Parkinson served as group vice president for Rockwell International directing business development and advanced engineering. In 2003, he was awarded the Draper Prize by the National Academy of Engineering for the development of GPS. Dr. Parkinson received a B.S. degree from the U.S. Naval Academy in 1957, an M.S. degree in Aeronautics/Astronautics Engineering from Massachusetts Institute of Technology in 1961 and a Ph.D. in Astronautics Engineering from Stanford University in 1966.

Nickolas W. Vande Steeg joined the Company’s Board of Directors in July 2003. Mr. Vande Steeg is president and chief operating officer of Parker Hannifin Corporation and has been with the company since 1971. Parker Hannifin is a diversified manufacturer of motion and control technologies and systems solutions for a wide variety of commercial, mobile, industrial and aerospace markets. Currently, he is overseeing all industrial groups; Hydraulics, Fluid Connectors and Automation, Seal Filtration, Instrumentation and Climate Controls, two regional groups; Asia Pacific and Latin America, as well as the "lean organization" element of Parker Hannifin's WIN Strategy, which is focused on premier customer service, financial performance and profitable growth. Mr. Vande Steeg currently serves on the boards of directors of Parker Hannifin, and Azusa Pacific University. Mr. Vande Steeg began his career at John Deere Corporation serving as an Industrial Engineer and Industrial Relations Manager from 1965 to 1970. Mr. Vande Steeg received his B.S. in Industrial Technology from the University of California, Irvine in 1968 and an M.B.A. from Pepperdine University in Malibu, California in 1985.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

   Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named above. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of the above-named persons to the Board of Directors of the Company.

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ITEM II
AMENDMENT OF THE 2002 STOCK PLAN

The Board of Directors is seeking shareholder approval of an amendment to the Company’s 2002 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,500,000 shares, for an aggregate of 6,000,000 shares. The Company’s 2002 Stock Plan was originally adopted by the Company’s Board of Directors in March 2002 and approved by the shareholders in May 2002. In May 2004, the shareholders approved an increase in the number of shares of the Company’s Common Stock reserved for issuance under the 2002 Stock Plan to 4,500,000 shares plus any shares reserved but unissued under the Company’s 1993 Stock Option Plan (the “1993 Plan”) together with any shares subsequently returned to the 1993 Plan as the result of the termination of any options originally granted under the 1993 Plan. In May 2005, the shareholders approved an amendment to the 2002 Stock Plan to allow the granting of stock awards, in addition to the grant of stock options previously permitted to be granted under the plan. As of March 1, 2006, options to purchase an aggregate of 3,575,597 shares, having an average exercise price of $23.3371 per share and expiring from June 21, 2012 to January 19, 2016, were outstanding and 1,451,931 shares remained available for future grant under the 2002 Stock Plan.

    Given the number of shares currently remaining for grant in the 2002 Stock Plan and the Company's present anticipated executive, managerial and technical hiring needs and expectations, the Board of Directors believes that the increase in the number of shares under the 2002 Stock Plan is necessary in order for the Company to be competitive in the marketplace. Over the years, the Silicon Valley, where the Company is headquartered, has become more intensely competitive and attracting and recruiting highly skilled employees continues to be difficult for the Company. Another challenge in the Company's current employment market is to ensure that its experienced and qualified employees, the Company's most significant asset, are appropriately recognized, rewarded, and are encouraged to stay with the Company and help it grow, thereby increasing shareholder value.

The Board of Directors amended the 2002 Stock Plan in January 2006, subject to shareholder approval, to increase the number of shares available for grant of stock options and stock awards under the plan by 1,500,000 shares, for an aggregate of 6,000,000 shares. The use of stock options and stock awards as equity incentives in hiring, retaining and motivating the most talented people within the available human resource pool has been critical to the Company's past overall growth and success by encouraging and motivating high levels of performance from its employees and consultants. The proposed amendment to the 2002 Stock Plan reflects the Company's philosophy that stock incentives are an important and meaningful component of employee compensation, which enables the Company to attract the best available candidates and to ensure that its experienced and qualified employees, the Company's most significant asset, are appropriately recognized, rewarded, and are encouraged to stay with the Company and help it grow, thereby increasing shareholder value. The Board of Directors believes that the proposed amendment is in the best interests of the Company, its shareholders, and its employees and at the Annual Meeting, the shareholders are being asked to approve the proposed amendment to increase the number of shares of common stock available for issuance under the 2002 Stock Plan by 1,500,000 shares, for an aggregate of 6,000,000 shares.

The essential features of the 2002 Stock Plan, including this proposed amendment, which is subject to shareholder approval, are summarized below. This summary does not purport to be a complete description of all the provisions of the 2002 Stock Plan, and is subject to and qualified in its entirety by reference to the complete text of the amended 2002 Stock Plan, a copy of which is attached to this Proxy Statement as Appendix A.

General

The purpose of the 2002 Stock Plan is to help the Company attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company's employees, directors and consultants and the employees and consultants of the Company's parent and subsidiary companies and to promote the success of the Company's business. Options granted under the 2002 Stock Plan may be either "incentive stock options" or nonstatutory stock options. In addition, the 2002 Stock Plan also allows the granting of stock awards either in connection with an option grant or as a stand-alone award.

Administration

The 2002 Stock Plan may generally be administered by the Company's Board of Directors or a committee appointed by the Board of Directors, referred to as the administrator. Consistent to the terms of the 2002 Stock Plan, the administrator may make any determinations deemed necessary or advisable for the 2002 Stock Plan.

Eligibility

Nonstatutory stock options and stock awards may be granted to the Company's employees, directors and consultants and to employees and consultants of any of the Company's parent or subsidiary companies. Incentive stock options may be granted only to the Company's employees and to employees of any of the Company's parent or subsidiary companies. The administrator, in its discretion, but subject to the terms of the 2002 Stock Plan, selects which of the Company's employees, directors and consultants to whom options or awards may be granted, the time or times at which such options or awards shall be granted, and the exercise or purchase price, number of shares and other terms and conditions subject to each such grant.

Stock Subject to Awards

    Subject to adjustment upon the occurrence of certain changes in capitalization, the maximum aggregate number of shares that may be granted as stock options or stock awards and delivered under the 2002 Stock Plan is 6,000,000 shares plus (a) any shares that have been previously reserved but not issued under the 1993 Plan as of the date of initial shareholder approval of the 2002 Stock Plan, and (b) any shares returned to the 1993 Plan as a result of termination of options granted under the 1993 Plan.  The shares may be authorized, but unissued, or reacquired Common Stock, all of which shares may be granted as stock options and 10% of which may be granted as stock awards.  The closing price of one share of Common Stock as of March 1, 2006 was $41.15.

Terms of Options and Awards

Each option or award under the 2002 Stock Plan is evidenced by an agreement between the Company and the optionee or awardee, as applicable, and is subject to the following terms and conditions, but other specific terms may vary:

(a)  Exercise Price of Options. The administrator determines the exercise price of options at the time the options are granted. The exercise price of options may not be less than 100% of the fair market value of the Company's Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Company's Common Stock is generally determined with reference to the closing sale price for the Company's Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

(b)  Exercise of Options; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Stock Plan permits payment to be made by cash, check, promissory note, other shares of the Company's Common Stock (with some restrictions), cashless exercises, reduction in any Company liability the Company may owe to an optionee, any other form of consideration permitted by applicable law, or any combination thereof.

(c)  Awards. The administrator determines the time or times at which a stock award vests. Awardees are entitled to receive stock awards without payment of any consideration to the Company, unless otherwise required by applicable law. Unless otherwise provided in the award agreement, awardees will have full voting rights and be entitled to regular cash dividends with respect to the shares subject to an award.

    (d)  Term of Option. The term of an option under the 2002 Stock Plan may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(e)  Termination of Service. If an optionee's service relationship with the Company terminates for any reason (excluding death or disability), then, unless the administrator provides otherwise, the optionee may generally exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship with the Company terminates due to the optionee's death or disability, then, unless the administrator provides otherwise, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination. If an awardee’s service relationship with the Company is terminated for any reason, all unvested shares covered by the award are forfeited.

(f)  Non-transferability. Unless otherwise determined by the administrator, options and awards granted under the 2002 Stock Plan are not transferable other than by will or the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee.

(g)  Other Provisions. The stock option or award agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Stock Plan as may be determined by the administrator.

Non-Employee Director Options

The 2002 Stock Plan provides for an automatic grant of a nonstatutory stock option to purchase 15,000 shares of the Company’s Common Stock to a non-employee director upon being first elected to the Board of Directors. Thereafter, each non-employee director automatically receives an additional nonstatutory stock option grant to purchase 7,500 shares upon re-election to the Board of Directors at an annual meeting of shareholders. The non-employee directors’ options have a purchase price equal to the fair market value on the date of grant and become exercisable in installments cumulatively with respect to 1/36 of the shares for each complete calendar month after the date of grant.

Limitations

The 2002 Stock Plan provides that no service provider may be granted, in any Company fiscal year, options or awards covering more than 300,000 shares of the Company's Common Stock. Notwithstanding this limit, however, in connection with such individual's initial service with the Company, he or she may be granted options or awards covering up to an additional 450,000 shares of the Company's Common Stock. These limits are subject to appropriate adjustments in the case of stock splits, reverse stock splits and the like.

Adjustment Upon Changes in Capitalization

In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other of the Company's securities, or other change in the Company's corporate structure affecting the Company's Common Stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Stock Plan, may (in its sole discretion) adjust the number and class of shares that may be delivered under the 2002 Stock Plan and/or the number, class, and price of shares covered by each outstanding option or award.

In the event of a liquidation or dissolution, any unexercised options and unvested awards will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of an option, including shares as to which the option would not otherwise be exercisable. The administrator may provide that the vesting of an award will accelerate at any time prior to such transaction.

In connection with the merger of the Company with or into another corporation or the Company's "change of control", as defined in the 2002 Stock Plan, each outstanding award or option shall be assumed or an equivalent award or option substituted by the successor corporation. If the successor corporation refuses to assume the options or awards or to substitute substantially equivalent options or awards, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable, and in the case of an award, the administrator shall provide for the acceleration of the award. In such event, with respect to options, the administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period. If, in such a merger or Change in Control, an award or option is assumed or an equivalent award or option is substituted by such successor corporation, and if during a one-year period after the effective date of such merger or Change in Control, the optionee's or awardee’s status as a service provider is terminated for any reason other than the optionee's or awardee’s voluntary termination of such relationship, then (i) in the case of an option, the optionee shall have the right within three (3) months thereafter to exercise the option as to all of the optioned stock, including shares as to which the option would not be otherwise exercisable, effective as of the date of such termination and (ii) in the case of an award, the award shall be fully vested as of the date of such termination.

Amendment and Termination of the 2002 Stock Plan

The Company's Board of Directors may amend, alter, suspend or terminate the 2002 Stock Plan, or any part thereof, at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 2002 Stock Plan to the extent necessary and desirable to comply with applicable laws. Additionally, unless the Company obtains prior shareholder approval, the administrator will not amend any option to reduce its exercise price or agree to grant options in exchange for optionees agreeing to cancel outstanding options where the economic effect would be the same as reducing the exercise price of the cancelled option. No such action by the Board of Directors or shareholders may alter or impair any option or award previously granted under the 2002 Plan without the written consent of the optionee or awardee. Unless terminated earlier, the 2002 Stock Plan shall terminate by its terms ten (10) years from the date that the 2002 Stock Plan was adopted by the Board of Directors.

Certain U.S. Federal Income Tax Information

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards. Generally, unless the recipient has elected otherwise, the grant of a stock award will not result in income for the awardee, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company. At the time the Company’s common stock associated with the stock award is vested the recipient of a stock award will recognize ordinary compensation income in an amount equal to the fair market value of the stock received. Unless limited by Section 162(m) of the Code, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount of any ordinary income recognized when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2002 Stock Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

The foregoing is only a summary of the effect of federal income taxation upon the Company and optionees or awardees with respect to the grant and exercise of options or the grant or vesting of awards under the 2002 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

        New Plan Benefits

Upon their re-election at the Annual Meeting, pursuant to the terms of the 2002 Stock Plan, each non-executive officer director will automatically receive a grant of nonstatutory stock options to purchase 7,500 shares (45,000 shares, as a group) of the Company’s Common Stock at a purchase price equal to the fair market value on the date of grant. These options become exercisable in installments cumulatively with respect to 1/36 of the shares for each complete calendar month after the date of grant.

Additional future benefits under the 2002 Stock plan are not determinable, as grants of stock options and stock awards are at the discretion of the Board of Directors and are dependent upon the price of the Company’s Common Stock in the future.

The table shown below summarizes the number of stock options and stock awards granted under the Company’s 2002 Stock Plan as of December 30, 2005 to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees (excluding executive officers) as a group.

	2002 Stock Plan (1)
Name and Position	Weighted-Average Exercise Price for Grants during the 2005 Fiscal Year ($/Share) (2)	Number of Options Granted under the 2002 Stock Plan during the 2005 Fiscal Year	Weighted-Average Exercise Price for All Grants ($/Share) (3)	Aggregate Number of Options Granted	Aggregate Number of Restricted Stock Awards Granted
Steven W. Berglund President and Chief Executive Officer	$33.99	50,000	$21.87	310,000	20,000
Rajat Bahri (4) Chief Financial Officer	$31.73	118,000	$31.73	118,000	0
Mark Harrington Vice President, Strategic Development	$33.99	25,000	$29.83	127,501	0
Irwin L. Kwatek Vice President and General Counsel	$33.99	18,000	$22.84	66,000	0
Bryn Fosburgh Vice President & General Manager, Engineering & Construction Division	$33.99	25,000	$22.83	125,001	0
Current Executive Officers, as a group	$33.51	334,600	$23.86	1,181,104	20,000
Non-Executive Officer Directors, as a group	$39.23	45,000	$28.29	112,500	0
Non-Executive Officer Employees, as a group	$34.46	539,100	$19.95	3,158,598	0

(1)
All employees (including officers), directors and consultants of the Company are eligible to participate in the 2002 Stock Plan. This table includes only stock award and stock option grant information for the 2002 Stock Plan. Stock options granted prior to adoption of the 2002 Stock Plan, such as grants from the Company’s 1993 Stock Option plan, to the individuals and groups listed are not included herein.

(2)
Exercise prices for the options granted during the 2005 fiscal year under the 2002 Stock Plan are shown on a weighted-average basis for the groups presented. Future benefits under the Company’s option plans are not determinable, as grants of options are at the discretion of the Company’s Board of Directors and are dependent upon the price of the Company’s common stock in the future. The closing price of the Company’s common stock on March 1, 2006 as quoted on the Nasdaq National Market System was $41.15 per share.

(3)	Exercise prices for the options granted under the 2002 Stock Plan are shown on a weighted-average basis for the groups presented, and do not include the market values for any stock awards granted.
(4)
On January 19, 2006, Mr. Bahri was granted a stock option to purchase 50,000 shares of the Company’s common stock with an exercise price of $36.47 pursuant to the terms of his offer of employment with the Company dated December 6, 2004.

Equity Compensation Plan Information

The following table sets forth, as of December 30, 2005, the total number of securities outstanding under our stock option plans, the weighted average exercise price of such options, and the number of options available for grant under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Stock Option Plans	6,413,995	$18.70	1,513,119
Total	6,413,995	$18.70	1,513,119

Vote Required

The approval of the proposed amendment to the 2002 Stock Plan to increase the amount of shares of the Company’s Common Stock available for grant of stock options and stock awards under the plan requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

The Company's Board of Directors recommends a vote FOR the proposed amendment of the 2002 Stock Plan to increase the number of shares of the Company’s Common Stock available for grant of stock options and stock awards under the plan.

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ITEM III

AMENDMENT OF THE 1988 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors is seeking shareholder approval of an amendment to the Company's 1988 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock available for issuance thereunder by 450,000 shares, for an aggregate of 5,775,000 shares.  The Company's Purchase Plan was adopted by the Board of Directors in September 1988 and approved by the shareholders in April 1989, initially reserving 600,000 shares, for purchase thereunder by eligible employees.  Since then, the Board of Directors and the shareholders of the Company have approved amendments to the Purchase Plan increasing the shares of the Company's Common Stock under the Purchase Plan and 367,836 shares remained availabe for future sales under the Purchase Plan.  During the 2005 fiscal year, eligible employees of the Company purchased an aggregate of 179,999 shares at an average price of $28.81 per share under the Purchase Plan and, during the prior fiscal year 2004, eligible employees purchased an aggregate of 183,213 shares at an average price of $22.04 per share under the Purchase Plan.

    In January 2006, the Board of Directors approved an additional amendment to the Purchase Plan to increase the number of shares of Common Stock available for future purchase by the Company's eligible employees by 450,000 shares to an aggregate of 5,775,000 shares, subject to shareholder approval. The Company believes that maintaining a competitive employee stock purchase program is an important element in both recruiting and retaining employees in its current employment environment. The Company's Purchase Plan is designed to more closely align the interests of the Company's employees and shareholders by encouraging employees to invest their own money in the Company's equity securities. By allowing eligible employees to purchase shares of the Company's Common Stock at a discount, as described below under "Purchase Price," the Company's Purchase Plan encourages employees to become shareholders of the Company, thereby providing them with a direct incentive in the long-term growth and overall success of the Company.

    The Company is also requesting the authorization of additional shares under the Purchase Plan in order to preserve the current benefits of the Purchase Plan for employees and favorable accounting treatment for the Company. The Purchase Plan currently provides for six month enrollment periods, as described below under "Offering Periods." Under current accounting rules, if at the start of an enrollment period, the shares reserved for issuance under an employee stock purchase plan are insufficient to cover all shares issuable throughout that period, and (i) any shares sold during an enrollment period are authorized after the commencement of the enrollment period, and (ii) on such subsequent authorization date, the fair market value ("FMV") of the shares is higher than the FMV of the shares at the beginning of the enrollment period, then the Company would be required to record a charge to earnings for each subsequent quarter in which the FMV of shares on a semi-annual purchase date was higher than the FMV of the shares on the enrollment date, to reflect the perceived compensatory element of the difference in FMV. Such an accounting charge could be significant to the Company depending upon the size of the shortfall in the number of shares and the change in FMV in such shares.

The Company believes that the amendment increasing the number of shares under the Purchase Plan will enable the Company to continue its policy of encouraging widespread employee stock ownership as a means of motivating high levels of employee performance and encouraging employees to stay with the Company and help it grow, thereby increasing shareholder value. The Board of Directors believes that the proposed amendment is in the best interests of the Company, its shareholders, and its employees and at the Annual Meeting, the shareholders are being asked to approve an increase of 450,000 shares of Common Stock available for future purchase by eligible employees under the Purchase Plan.

The essential features of the Purchase Plan, including this proposed amendment, which is subject to shareholder approval, are outlined below. This summary does not purport to be a complete description of all the provisions of the Purchase Plan, and is subject to and qualified in its entirety by reference to the complete text of the amended Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions in a manner that qualifies under Section 423 of the Code.

Administration

The Purchase Plan is administered by the Board of Directors or a designated committee of the Board of Directors, referred to as the administrator.

Eligibility

Only employees employed by the Company or its designated subsidiaries on the first day of an offering period may participate in the Purchase Plan. For this purpose, an "employee" is any person who has been continually employed for at least two consecutive months and is regularly employed at least twenty hours per week and at least five months per calendar year by the Company or any of its designated subsidiaries. No employee may be granted an option under the Purchase Plan if: (i) immediately after the grant of the option, the employee would own five percent or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries; or (ii) an employee's right to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined with reference to the FMV of the Common Stock at the time of grant) in a calendar year. Subject to these eligibility criteria, the Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions subject to certain limitations described below. See "Payment of Purchase Price; Payroll Deductions."

Stock Available Under the Purchase Plan

    The maximum number of shares of Common Stock that is available for sale under the Purchase Plan is 5,775,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in the Purchase Plan.

Offering Periods

The Purchase Plan is implemented by offering periods lasting six months with a new offering period commencing every six months, on or about January 1st and July 1st of each year. Normally, a participant's payroll deductions are accumulated throughout an offering period and, at the end of the offering period, shares of the Company's Common Stock are purchased with the accumulated payroll deductions.

Purchase Price

The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the FMV of a share of Common Stock on the first day of an offering period or (ii) 85% of the FMV of a share of Common Stock on the last day of each offering period. The FMV of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed 10% of the participant's compensation during any offering period, nor $21,250 for all offering periods which end in the same calendar year. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease, but not increase, the rate of payroll deductions in an offering period within limits set by the administrator.

All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are used for general corporate and working capital purposes. A participant may not make any additional payments into his or her account.

Withdrawal

A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, all of the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

Termination of Employment

Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account but not used to purchase shares will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

Adjustments Upon Changes in Capitalization

In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board of Directors in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board of Directors. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any offering periods then in progress shall be shortened by the setting of a new exercise date to be held before the

Company's proposed sale or merger. At least ten days before the new exercise date, the Board of Directors will notify each participant that the exercise date has been changed and that the participant's option will be automatically exercised on the new exercise date, unless the participant withdraws from the Purchase Plan.

Amendment and Termination

The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (i) no such termination shall affect options previously granted unless the Board of Directors determines that terminating an Offering Period is in the best interests of the Company and (ii) no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant.

Certain Federal Income Tax Information

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the beginning of the offering period in which they are purchased and one year from the date of the applicable purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the beginning of the offering period in which they are purchased. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the Company and participant with respect to shares purchased under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

New Plan Benefits

The table shown below summarizes the number of stock options granted under the Purchase Plan as of the fiscal year ended December 30, 2005 to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (excluding executive officers) as a group.

1988 Employee Stock Purchase Plan (1)

Name and Position	Purchase Price ($ per Share) for Purchases during the 2005 Fiscal Year (2)	Number of Shares Purchased in the 2005 Fiscal Year	Purchase Price ($ per Share) for All Purchases (3)	Number of Shares Purchased for All Purchases
Steven W. Berglund President and Chief Executive Officer	0	0	0	0
Rajat Bahri Chief Financial Officer	0	0	0	0
Mark Harrington Vice President, Strategic Development	$28.40	318	$27.02	436
Irwin L. Kwatek Vice President and General Counsel	0	0	0	0
Bryn Fosburgh Vice President and General Manager, Engineering & Construction Division	$28.60	661	$13.70	4,722
Current Executive Officers, as a group	$28.68	4,971	$10.03	92,731
Non-Executive Officer Directors, as a group	0	0	0	0
All Employees, including current officers who are not executive officers, as a group	$28.81	175,028	$7.98	4,864,433

(1)
Only Company employees (including officers) whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year are eligible to participate in the Purchase Plan.

(2)
Under the terms of the Purchase Plan, eligible employees may purchase shares of the Company's Common Stock through payroll deductions at a purchase price not less than 85% of the fair market value of the Company's Common Stock on the first or last day of each applicable six-month offering period. The purchase prices for shares acquired during the 2005 fiscal year under the Purchase Plan are shown on a weighted-average basis. There were two open offering periods during the 2005 fiscal year and the applicable per share purchase prices were $27.48 and $30.17, respectively.

(3)	The purchase prices for all purchases made since adoption of the Purchase Plan are shown on a weighted-average basis.

Equity Compensation Plan Information

Please see Item II - Amendment of the 2002 Stock Plan

Vote Required

Approval of the proposed amendment to the Purchase Plan to increase by 450,000 the number of shares of the Company’s Common Stock available for purchase by eligible employees under the Purchase Plan requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

The Company's Board of Directors recommends a vote FOR the proposed amendment to increase by 450,000 shares the number of shares of the Company’s Common Stock available for purchase by eligible employees under the Purchase Plan.

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ITEM IV
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending December 29, 2006. Ernst & Young has been the Company's independent auditor since 1986. The Company expects that a representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Fees Paid to Ernst & Young LLP

Audit Fees and Non-Audit Fees:

The following table presents fees billed by Ernst & Young for professional audit services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 30, 2005, and fees billed by Ernst & Young for other services rendered during those periods.

Category	Year Ended December 30, 2005	Year Ended December 31, 2004
Audit Fees	$ 2,166,267	$ 1,780,150
Audit-Related Fees	$ 0	$ 0
Tax Fees
Tax Compliance	$ 178,041	$ 750,275
Tax Planning & Tax Advice	$ 512,069	$ 647,300
Total Tax Fees	$ 690,110	$ 1,397,575
All Other Fees	None	None

Audit Committee Pre-Approval of Policies and Procedures

The Audit Committee is responsible for appointing, setting compensations, and overseeing the work of the independent auditor. The Audit Committee has established a pre-approval procedure for all audit and permissible non-audit services to be performed by Ernst & Young. The pre-approval policy requires that requests for services by the independent auditor be submitted to the Company’s Chief Financial Officer (CFO) for review and approval. Any requests that are approved by the CFO are then aggregated and submitted to the Audit Committee for approval of services at a meeting of the Audit Committee. Requests may be made with respect to either specific services or a type of service for predictable or recurring services. All permissible non-audit services performed by Ernst & Young were approved by the Audit Committee.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining Ernst & Young’s independence.

Vote Required

Ratification of the appointment of Ernst & Young as the Company's independent auditors for the current fiscal year ending December 29, 2006, will require the affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting either in person or by proxy. In the event that such ratification by the shareholders is not obtained, the Audit Committee and the Board of Directors will reconsider such selection.

Recommendation of the Board of Directors

The Company's Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year ending December 29, 2006.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held 8 meetings during the fiscal year ended December 30, 2005. No director attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the meetings of the committees, if any, upon which such director also served during the fiscal year ended December 30, 2005. It is the Company's policy to encourage directors to attend the Company's Annual Meeting of Shareholders. Six out of seven members of the Board of Directors attended the 2005 Annual Meeting.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders of the Company may communicate with one or more of the Company’s Directors (including any board committee or group of directors) by mail in care of Board of Directors, Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085. Such communications should specify the intended recipient or recipients.

Audit Committee

The Board of Directors has a separately-designated, standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The current members of the Audit Committee are directors Hart, Johansson and Parkinson, and director Johansson currently serves as the committee chairman. The Audit Committee held eight meetings during the 2005 fiscal year. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board's attention.

All Audit Committee members are independent directors as defined by applicable Nasdaq National Market Rules and listing standards.

      All members of the Audit Committee are financially sophisticated and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has determined that Director Hart is a “financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission, serving on the Audit Committee. In addition to serving as CEO and CFO of a venture capital firm, Director Hart has reviewed and analyzed numerous companies’ financial statements in managing venture capital investment funds for more than 20 years. During his career he has served on the board of directors of numerous public and privately held companies.

Compensation Committee

The Board of Directors has a standing Compensation Committee, comprised of directors Cooper, Goodrich and Vande Steeg. Director Goodrich currently serves as the committee chairman. The Compensation Committee met three times during the 2005 fiscal year. The purpose of the Compensation Committee is to review and make recommendations to the full Board of Directors with respect to all forms of compensation to be paid or provided to the Company's executive officers.

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee (the "Nominating/Governance Committee"). The functions of the Nominating/Governance Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•	recommending to the Board directors to serve on committees of the Board;
•	advising the Board with respect to matters of Board composition and procedures;
•	developing and periodically reviewing the corporate governance principles adopted by the Board; and
•	overseeing the evaluation of the Board and the Company's management.

The Nominating/Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The current members of the Nominating/Governance Committee are director Cooper, who serves as the chairman, director Goodrich, and director Hart, each of whom is an independent director under the Nasdaq listing standards. The Nominating/Governance Committee did not meet during fiscal year 2005.

The Nominating/Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating/Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating/Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The name of the shareholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•
The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating/Governance Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Committee Chairman in care of Corporate Secretary at Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent proxy statement issued in connection with the annual meeting of shareholders.

The Nominating/Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating/Governance Committee will examine a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating/Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Nominating/Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates and pay any corresponding fees for such services. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Finance Committee

The Board of Directors formed a Finance Committee in October 2001 for the purpose of assisting the Board of Directors and the management of the Company with certain matters involving the financing of the Company's business but not with respect to matters relating to budgeting or to financial or managerial accounting decisions for the Company. The current members of the Finance Committee are directors Goodrich, Hart and Johansson, and director Hart currently serves as the committee chairman. The Finance Committee met once during the fiscal year 2005. Since being established, the Finance Committee has assisted the Company with assessing the adequacy of the Company's financial resources to meet current and anticipated strategic and operating needs, understanding the economic and financial issues and risks facing the Company as well as the overall financial soundness of the Company, finding programs for obtaining additional financial resources, determining the appropriateness and risks of proposed financing arrangements and participating in the discussions and negotiations related to proposed financing arrangements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers of the Company. The Compensation Committee believes that the compensation of the Chief Executive Officer should be primarily influenced by the overall financial performance of the Company.

Chief Executive Officer

The Compensation Committee also believes that the compensation of the Chief Executive Officer should be established within a range of compensation for similarly situated chief executive officers of comparable companies in the high technology and related industries in the Standard & Poor's High Technology Composite Index ("peer companies") and their performance according to data obtained by the Compensation Committee from independent outside consultants and publicly available data, such as proxy data from peer companies as adjusted by the Compensation Committee's consideration of the particular factors influencing the Company's performance and current situation. The Standard & Poor’s High Technology Composite Index is not the same index used for purposes of the Company performance graph. A portion of the Chief Executive Officer's compensation package is established as base salary and the balance is variable and consists of an annual cash bonus and/or stock option and restricted stock grants.

Within these established ranges and guidelines, and taking into account the Company's historical performance compared to peer companies, the Compensation Committee and Board of Directors also carefully considered the current risks and challenges facing the Company as well as the individual qualifications, skills and past performance of Mr. Berglund. Based on these considerations, the Board of Directors approved a base annual salary of $571,000 for Mr. Berglund effective January 1, 2005. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Chief Executive Officer and Executive Officers

The Compensation Committee carefully reviewed and considered its cash bonus program for fiscal year 2005 for senior executives, including executive officers of the Company. Such program provided for an annual cash bonus, based upon a maximum eligible percentage of each executive's base salary within a range of target incentives as reported by professional compensation surveys. The percentage for each executive was then adjusted by factoring in an evaluation of such individual's performance as related to the Company’s financial performance. The total size of the Company's bonus pool for all employees, including executive officers, was determined with respect to the Company's performance in meeting certain goals for both revenue and income for fiscal year 2005. The total bonus pool for all eligible employees, including all executive officers, was approximately $9,400,000 for the fiscal year 2005. Mr. Berglund earned a bonus of $861,019 out of the total bonus pool.

Based on the Board of Directors' and the Compensation Committee's evaluation of the Chief Executive Officer's ability to influence the long-term growth and profitability of the Company, and in connection with his performance review during the 2005 fiscal year, the Board of Directors, upon recommendation from the Compensation Committee, approved a new option grant for Mr. Berglund to purchase an additional 50,000 shares of the Company's Common Stock at the then current fair market value of $33.99 per share. Such options vest 20% after the first year and monthly thereafter such that the option is vested entirely after five years. Upon a change of control of the Company, the options would become fully exercisable.

The Compensation Committee also adopted similar policies with respect to the overall compensation of other senior executive officers of the Company. A portion of each compensation package was established as base salary, and the balance is variable and consists of an annual cash bonus and stock option grants. Using salary survey data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the Compensation Committee established base salaries for each senior executive within a range of salaries of similarly situated executive officers at comparable companies. In addition, these base salaries of senior executive officers were then adjusted by the Compensation Committee taking into consideration factors such as the relative performance of the Company, the performance of the business unit for which the senior executive is responsible and the individual's past performance and future potential.

The size of option grants, if any, to other senior executive officers was determined by the Compensation Committee's evaluation of each executive's ability to influence the Company's long-term growth and profitability. The Company also has a metric measurement system in place with respect to option grants made to all new employees under the Company's option plans in order to ensure consistency among grants and competitiveness in the marketplace. Generally, these options are granted at the then current market price, and because the value of an option bears a direct relationship to the Company's stock price, it is an incentive for managers to create value for shareholders. The Compensation Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

In general, the Company reviews all employees and executive officers of the Company, other than the Chief Executive Officer, as part of a single worldwide program (exclusive of geographic sites where work collectives or unions govern this activity). This single review plan was adopted to provide a common, annual review date for all employees and executive officers. Under the single review plan, the total compensation of all employees of the Company, including executive officers, will be reviewed annually in accordance with the same common criteria. Base salary guidelines have been established and will be revised periodically based upon market conditions, the economic climate and the Company's financial position. Merit increases, if any, for all employees and executive officers of the Company will be based upon the following criteria: the individual employee's performance for the year as judged against his/her job goals and responsibilities, the individual employee's salary, individual skill set and performance as compared to other employees in the same or similar department, the individual employee's position in the salary grade, the employee's salary relative to market data for the position and the Company's fiscal budget and any associated restrictions. The annual review for fiscal year 2006 is set for April 2006.

Section 162(m) of the Code generally limits the deductibility by the Company of compensation in excess of $1,000,000 paid to certain executive officers to the extent the compensation is not considered performance-based for purposes of Section 162(m). A portion of the compensation paid by the Company to its Chief Executive Officer for 2005 was not fully deductible for federal income tax purposes because such compensation did not satisfy the requirements of performance-based compensation for purposes of Section 162(m). To the extent that non-performance based compensation received by certain executive officers in a future year would exceed $1,000,000, the amount in excess of $1,000,000 would not be deductible by the Company. The Compensation Committee and the Board of Directors believe that it is essential to reward and motivate executives based on the assessment of an individual’s performance and contribution to the success of the Company, even though some or all of any such compensation may not be deductible due to the requirements of Section 162(m).

Submitted by the Compensation Committee of the Company's Board of Directors,
Robert S. Cooper, Member	John B Goodrich, Chairman	Nickolas W. Vande Steeg, Member
Compensation Committee	Compensation Committee	Compensation Committee

Compensation Committee Interlocks and Insider Participation

Robert S. Cooper, John B. Goodrich and Nickolas Vande Steeg are the current members of the Company's Compensation Committee. Director Vande Steeg replaced Director Hart on the Compensation Committee in April 2004. In August 1998, Dr. Cooper was appointed to serve as the Company's Chairman of the Board of Directors. Since 1998, Mr. Goodrich has served as the Company's corporate secretary; however, he is not, and has never been an employee of the Company.

Compensation of Directors

All non-employee directors receive an annual cash retainer of $20,000 to be paid quarterly in addition to a fee of $2,000 for each board meeting attended in person and $500 for each board or committee meeting attended via telephone conference. Members of designated committees of the Board of Directors receive $1,000 per meeting which is not held on the same day as a meeting of the full Board of Directors. Non-employee directors are also reimbursed for local travel expenses or paid a fixed travel allowance based on the distance to the meeting, and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company. In addition, directors are eligible to participate in the Company’s Deferred Compensation Plan.

The Company's 2002 Stock Plan provides for the annual granting of nonstatutory stock options to each non-employee director of the Company (the "Outside Directors"). Pursuant to the terms of the Stock Plan, Outside Directors are granted an option to purchase 15,000 shares of the Company's Common Stock upon initially joining the Board of Directors. Thereafter, each year, each Outside Director receives an additional option grant to purchase 7,500 shares if re-elected at the annual meeting of shareholders. All such Outside Director Options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, vest monthly over a period of three years, and have a ten year term of exercise.

As of March 1, 2005, Outside Directors held options to purchase an aggregate of 340,000 shares, having an average exercise price of $16.5062 per share and expiring from May 2006 to May 2015. During the fiscal year ended December 30, 2005, directors Cooper, Goodrich, Hart, Johansson, Parkinson and Vande Steeg were each granted Director Options to purchase 7,500 shares of the Company's Common Stock at an exercise price of $39.23 per share.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

    The Audit Committee is a separately-designated standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and operates under a written charter adopted by the Board of Directors. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent auditor.

The Audit Committee has reviewed and discussed the Company's consolidated financial statements and financial reporting process with the Company's management, which has the primary responsibility for the Company’s consolidated financial statements and financial reporting processes, including establishing and maintaining adequate internal controls over financial reporting and evaluating the effectiveness of such internal controls. Ernst & Young LLP ("Ernst & Young"), the Company's current independent auditor, is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles, issuing an attestation report on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee has reviewed and candidly discussed with Ernst & Young the overall scope and plans of its audits, its evaluation of the Company's internal controls, the overall quality of the Company's financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company’s consolidated financial statements.

The Audit Committee has discussed with Ernst & Young those matters required to be discussed by Statement of Auditing Standards No. 61 ("Communication With Audit Committees"). Ernst & Young has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committee"), and has also discussed with Ernst & Young that firm's independence from management and the Company. The Audit Committee has also determined that Ernst & Young's provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of Ernst & Young with respect to the Company and its management.

Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

Submitted by the Audit Committee of the Company's Board of Directors,
William Hart, Member	Ulf J. Johansson, Chairman	Bradford W Parkinson, Member
Audit Committee	Audit Committee	Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of the Company's Common Stock beneficially owned as of March 1, 2006 (unless otherwise noted below) by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company (including nominees), (iii) the executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement, and (iv) all directors and executive officers of the Company, as a group:

	Shares Beneficially Owned (2)
5% Shareholders, Directors and Nominees, and Executive Officers (1)	Number	Percent (%)
PRIMECAP Management Company 225 South Lake Avenue #400, Pasadena, CA 91101 (3)	4,234,522	7.80%
FMR Corp. 82 Devonshire Street, Boston, MA 02109 (4)	3,437,800	6.33%
Franklin Resources, Inc. One Franklin Parkway, San Mateo, CA 94403 (5)	3,639,829	6.70%
Barclays Global Investors, N.A. 45 Fremont Street, San Francisco, CA 94105 (6)	3,503,663	6.45%
Steven W. Berglund (7)	660,973	1.20%
Robert S. Cooper (8)	140,375	*
John B. Goodrich (9)	75,793	*
William Hart (10)	121,988	*
Ulf J. Johansson (11)	51,875	*
Bradford W. Parkinson (12)	53,153	*
Nickolas W. Vande Steeg (13)	28,125	*
Rajat Bahri (14)	26,667	*
Mark Harrington (15)	39,104	*
Irwin Kwatek (16)	45,102	*
Bryn Fosburgh (17)	29,725	*
All Directors and Executive Officers, as a group (18 persons) (7)-(17)	1,995,602	3.55%

* Indicates less than 1%

(1)	Except as otherwise noted in the table, the business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.
(3)	The information is based upon Schedule 13G/A as filed with the SEC on February 14, 2006.
(4)
The information is based upon Schedule 13G/A as filed with the SEC on February 14, 2006. Fidelity Management & Research Company, an investment company registered under Section 8 of the Investment Company Act of 1940 is under the control of FMR Corp. Fidelity Management & Research Company has its principal business office at 82 Devonshire Street, Boston, MA 02109, and owned 3,198,600 shares, or 5.946% of the Company’s Common Stock at December 31, 2005.

(5)	The information is based upon Schedule 13G/A as filed with the SEC on February 14, 2006.
(6)	The information is based upon Schedule 13G as filed with the SEC on January 27, 2006.
(7)
Includes 581,458 shares subject to options exercisable on or prior to May 20, 2006, and 16,000 shares of a restricted stock award. One-fifth of the stock award vests annually over a period of five years. 4,000 shares of the stock award will vest on June 30, 2006.

(8)	Includes 66,875 shares subject to options exercisable on or prior to May 20, 2006.
(9)	Includes 39,375 shares subject to options exercisable on or prior to May 20, 2006.
(10)	Includes 59,375 shares subject to options exercisable on or prior to May 20, 2006.
(11)	Includes 51,875 shares subject to options exercisable on or prior to May 20, 2006.
(12)	Includes 4 shares held by Dr. Parkinson's spouse, 3,772 shares held in a charitable remainder trust and 44,375 shares subject to options exercisable on or prior to May 20, 2006.
(13)	Includes 28,125 shares subject to options exercisable on or prior to May 20, 2006.
(14)	Includes 26,667 shares subject to options exercisable on or prior to May 20, 2006.
(15)	Includes 38,668 shares subject to options exercisable on or prior to May 20, 2006.
(16)	Includes 45,102 shares subject to options exercisable on or prior to May 20, 2006.
(17)	Includes 25,002 shares subject to options exercisable on or prior to May 20, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities during the fiscal year ended December 30, 2005 file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, the Company believes that, during the last fiscal year ended December 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis.

EXECUTIVE COMPENSATION

The following table sets forth the compensation, including bonuses, earned during each of the Company's last three fiscal years ending January 2, 2004, December 31, 2004, and December 30, 2005, respectively, by (i) all persons who served as the Company's Chief Executive Officer during the last completed fiscal year, and (ii) the four other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year:

Summary Compensation Table

		Annual Compensation (1)			Long-term Compensation (2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) $	Securities Underlying Options (#)	All Other Compensation (3) ($)
Steven W. Berglund	2005	571,000	861,019		$784,600 (4)	50,000	0
President and Chief Executive Officer	2004	543,840	648,716			65,000	51,707 (5)
	2003	445,990	464,667			150,000	88,640 (5)

Rajat Bahri (6)	2005	259,135	299,805(7)	27,960(8)		118,000	66,016 (9)
Chief Financial Officer

Mark Harrington (10)	2005	274,526	295,942			25,000	2,500
Vice President, Strategic Development	2004	219,048	159,245			102,501	2,500

Irwin L. Kwatek	2005	233,567	251,937			18,000	2,500
Vice President and General	2004	218,937	185,849	5,246		15,000	2,500
Counsel	2003	212,021	138,054	3,595		18,000	2,500

Bryn Fosburgh	2005	214,623	225,091			25,000	2,500
Vice President and General Manager	2004	193,275	151,719			40,000	2,500
Engineering & Construction Division	2003	153,043	75,789			37,501	2,500

(1)	The amounts shown in the columns for each officer’s salary, bonus and other annual compensation include amount deferred at the election of an executive pursuant to the Company’s Deferred Compensation Plan in the year such compensation was earned.
(2)	The Company has not issued stock appreciation rights. The Company has no "long-term incentive plan" as the term is defined in the applicable rules.
(3)
Represents Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code, unless otherwise noted, for the periods in which they accrued. All full-time employees are eligible to participate in the Company's 401(k) plan.

(4)
Represents the grant of a stock award under which Mr. Berglund has the right to receive, subject to vesting, 20,000 shares of common stock. The stock award vests 20% per year, commencing on June 30, 2005. The value set forth above is based on the closing price of the Company’s common stock on the date of the grant, May 19, 2005, which was $39.23. The value of the remaining 16,000 unvested shares of common stock under the award, as of December 30, 2005, was $567,840.

(5)
Represents only the portion of a loan, including related accrued interest that was forgiven by the Company during the year in which such loan and interest was forgiven. The loan was originally made in connection with hiring Mr. Berglund in March 1999, for the purpose of assisting him with relocating to California and obtaining a primary residence.

(6)	Mr. Bahri joined the Company on January 17, 2005.
(7)	Includes a $15,000 bonus paid to Mr. Bahri in connection with his relocation to California. See “Certain Relationships and Related Party Transactions.”
(8)
Represents amounts reimbursed or paid to Mr. Bahri for taxes paid on relocation expenses pursuant to an offer of employment between the Company and Mr. Bahri dated December 6, 2004. See “Certain Relationships and Related Party Transactions.”

(9)
The amount shown represents $2,500 of Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code, and $63,516 of relocation expenses reimbursed to Mr. Bahri or paid on his behalf in connection with his relocation to California. See “Certain Relationships and Related Party Transactions.”

(10)	Mr. Harrington joined the Company on January 5, 2004.

Option Grants in Last Fiscal Year

The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the last fiscal year ended December 30, 2005:

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share) (2)	Expiration Date (3)	5% ($)	10% ($)
Steven W. Berglund	50,000	5.7%	$33.99	12/20/2015	1,068,986	2,709,003
Rajat Bahri	18,000	3.3%	$33.99	12/20/2015	384,835	975,241
	100,000	11.4%	$31.32	1/17/2015	1,970,028	4,992,408
Mark Harrington	25,000	2.9%	$33.99	12/20/2015	534,493	1,354,502
Irwin Kwatek	18,000	2.1%	$33.99	12/20/2015	384,835	975,241
Bryn Fosburgh	25,000	2.9%	$33.99	12/20/2015	534,493	1,354,502

(1)   The Company granted an aggregate of 873,700 stock options to purchase shares of the Company’s Common Stock, and a stock award of 20,000 shares of the Company’s Common Stock, to employees, consultants and non-employee directors during fiscal year 2005 pursuant to the Company's 2002 Stock Plan.
(2)   All options presented in this table were granted at an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant, as quoted on the Nasdaq     National Market System.
(3)   All options presented in this table may terminate before the stated expiration following the termination of the optionee's status as an employee, consultant or director, including upon the optionee's death or disability.
(4)   The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. All grants listed in the table vest 20% after the first year and monthly thereafter such that full vesting occurs five years from the date of the grant. All options listed have a ten-year term of exercise which, assuming the specified rates of annual compounding, results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year) for the ten-year option term. All options listed would accelerate upon a change of control of the Company, if not assumed by the successor to the Company. In any event, upon change of control stock options held by Mr. Berglund, Mr. Bahri, Mr. Kwatek and Mr. Fosburgh would accelerate and become fully vested.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on option exercises by the persons named in the Summary Compensation Table during the last fiscal year ended December 30, 2005:

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven W. Berglund	30,000	$887,298	596,667	198,333	16,351,530	2,270,366
Rajat Bahri	-	-	-	118,000	-	444,000
Mark Harrington	-	-	30,126	97,375	234,614	487,123
Irwin L. Kwatek	23,000	$525,903	40,102	45,399	810,455	436,651
Bryn Fosburgh	24,000	$536,205	18,250	82,040	250,698	777,794

(1)
Represents the market value of the Common Stock underlying the options at fiscal year end, less the exercise price of "in-the-money" options. The closing price of the Company's Common Stock on December 30, 2005 as quoted on the Nasdaq National Market System was $35.49 per share.

Changes to Compensation Plans

As described further in this Proxy Statement, the Company has proposed amendments to the 2002 Stock Plan and the 1988 Employee Stock Purchase Plan to increase the number of shares available for grant of stock options and stock awards and for stock purchase, respectively, under each plan. Please see “Item II - Amendment of the 2002 Stock Plan” and “Item III - Amendment to the 1988 Employee Stock Purchase Plan.”

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On March 17, 1999, Mr. Berglund entered into an employment agreement with the Company to serve as the Company's Chief Executive Officer. This agreement provides that, among other things, in the event of Mr. Berglund's involuntary termination or termination for other than defined cause, he will receive severance equal to his then current annual base salary plus one half of any accrued bonus to date.

Mr. Berglund, Mr. Bahri, Mr. Kwatek and Mr. Fosburgh have each entered into the Company’s standard executive officer change in control severance agreement. The agreement provides that each of their then unvested stock options will vest upon a Change in Control (as defined in the agreement). The standard agreement also provides that, if the executive’s employment is terminated other than by reason of a Nonqualifying Termination (as defined in the agreement) within the period commencing with the change in control and ending one year following the change in control, (i) the executive shall receive a severance payment equal to one year base salary plus bonus (each calculated in accordance with the terms of the agreement), (ii) the Company shall continue to provide the executive with medical and other insurance for a period of one year following the date of termination of his employment on the same basis as provided prior to termination, and (iii) the executive may exercise any then outstanding stock options for a period of one year following the date of termination of his employment, unless such options expire earlier.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In a letter of employment dated December 6, 2004, the Company agreed to pay certain expenses incurred in connection with Mr. Bahri’s relocation to Sunnyvale, California from Ontario, Canada. Pursuant to the letter of employment, Mr. Bahri received an aggregate of $106,475 for relocation expenses, including amounts paid to third parties on his behalf and amounts grossed-up for taxes. In addition, for the first five years of his employment, Mr. Bahri will receive a yearly bonus to defray the cost of living expenses in an exceptional housing market.

Since 2002 both the daughter and son-in law of Dennis Workman, an executive officer of the Company, have performed consulting services for the Company. In the 2005 fiscal year, the aggregate fees paid to both of them totaled $77,988. The Audit Committee reviewed the nature of the services and the relationship and has approved the continuation of the consulting services.

Company Performance

The following graph shows a five year comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Information Technology Sector Index: (1)

The following graph shows a five year comparison of the cumulative total return for the Company’s Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor’s Information Technology Sector Index: (1)

[The performance graph has been omitted. Performance Graph. The performance graph required by Item 402(1) of Regulation S-K is set forth in the paper copy of the Proxy Statement immediately following the caption "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN."

The performance graph plots the data points listed below the graph for the data sets (i) Trimble Navigation Limited, (ii) Nasdaq Stock Market (US) Index and (iii) the Standard & Poor's Information Technology Index. The graph has a horizontal axis at its bottom which lists from left to right the dates 12/00, 12/01, 12/02, 12/03, 12/04 and 12/05. The graph has a vertical axis at its left which lists from bottom to top numbers 0, 50, 100, 150, 200 and 250. The data points for each data set are plotted on the graph and are connected by line. The line connecting the data points in the Trimble Navigation Limited data set is bold with square to mark the points, while the lines connecting the data points in the Nasdaq Stock Market (US) Index data set and the S&P Information Technology Index data set are dashed with triangle to mark data points and small square dashes with circle to mark data points, respectively.]

DATA POINTS FOR PERFORMANCE GRAPH
TRIMBLE NAVIGATION LIMITED

			Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
TRIMBLE NAVIGATION LIMITED	100.00	67.54	52.04	155.17	206.50	221.81
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
S & P INFORMATION TECHNOLOGY	100.00	74.13	46.40	68.31	70.05	70.75

(1) The data in the above graph is presented on a calendar year basis through December 30, 2005 which is the most currently available data from the indicated sources. The Company adopted a 52-53 week fiscal year effective upon the end of fiscal year 1997 and the actual date of the Company's 2005 fiscal year end was December 30, 2005. Any variations due to any differences between the actual date of a particular fiscal year end and the calendar year end for such year are not expected to be material.

* Assumes an investment of $100 on December 31, 2000 in the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Information Technology Sector Index including the reinvestment of dividends. Total returns assume the reinvestment of dividends for the indexes. The Company has never paid dividends on its Common Stock and has no present plans to do so.

Copyright 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, we may deliver only one copy of this Proxy Statement to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. Shareholders residing at the same address may request delivery of only one copy of the Proxy Statement by directing a notice to the Company’s Investor Relations department at the address below.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices, Attention: Investor Relations, at 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-8000.

OTHER MATTERS

The Company knows of no other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-prepaid envelope which has been enclosed for your convenience or vote electronically via the Internet or by telephone in accordance with the detailed instructions on your individual Proxy card.

For the Board of Directors
TRIMBLE NAVIGATION LIMITED

Robert S. Cooper
Chairman of the Board
Dated: April 11, 2005

APPENDIX A
TRIMBLE NAVIGATION LIMITED
2002 STOCK PLAN
(as amended and restated January 19, 2006)

1. Purposes of the Plan. The purposes of this 2002 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company's business.

Grants under the Plan may be Awards, Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.  Definitions. As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Applicable Laws” means the requirements relating to the administration of stock incentive plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c) “Award” means a grant of Shares or of a right to receive Shares pursuant to Section 7 of the Plan.

(d) “Award Agreement” means a written or electronic form of notice or agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Awardee” means the holder of an outstanding Award.

(g) “Board” means the board of directors of the Company.

(h) “Change in Control” means the occurrence of any of the following events:

(i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

         (i)   "Code" means the Internal Revenue Code of 1986, as amended.

            (j)  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) "Common Stock" means the common stock of the Company.

(l)   "Company" means Trimble Navigation Limited, a California corporation.

(m) "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n)  "Director" means a member of the Board.

(o) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

           (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (r)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any estab-lished stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(s)     "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(u)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)  "Option" means a stock option granted pursuant to the Plan.

(w)  "Option Agreement" means a written or electronic form of notice or agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(x)  "Optioned Stock" means the Common Stock subject to an Option.

(y)  "Optionee" means the holder of an outstanding Option.

(z)   “Outside Director” means a Director who is not an Employee.

(aa)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (bb)    "Plan" means this 2002 Stock Plan, as amended.

(cc)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(dd)  "Section 16(b) " means Section 16(b) of the Exchange Act.

(ee)  "Service Provider" means an Employee, Director or Consultant.

(ff)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(gg) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be awarded or optioned and delivered under the Plan is 6,000,000 Shares plus (a) any Shares which have been previously reserved but not issued under the Company’s 1993 Stock Option Plan (the “1993 Plan”) as of the date of shareholder approval of this Plan, and (b) any Shares returned to the 1993 Plan as a result of termination of options granted under the 1993 Plan. The Shares may be authorized, but unissued, or reacquired Common Stock, all of which Shares may be granted as Incentive Stock Options and 10% of which may be granted as Awards.

If an Award or Option expires, is cancelled, forfeited or becomes unexercisable without having been exercised in full, the undelivered Shares which were subject thereto shall, unless the Plan has terminated, become available for future Awards or Options under the Plan.

4.  Administration of the Plan.

(a) Procedure.

(i)  Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)  Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards or Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discre-tion:

(i)  to select the Service Providers to whom Awards or Options may be granted hereunder;

(ii)  to determine the number of shares of Common Stock to be covered by each Award or Option granted hereunder;

(iii)  to approve forms of agreement for use under the Plan;

(iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award or Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(v)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vi)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)  to modify or amend each Award or Option (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; provided, however, that the Administrator shall not reduce the exercise price of Options or cancel any outstanding Option and replace it with a new Option with a lower exercise price, where the economic effect would be the same as reducing the exercise price of the cancelled Option, without the approval of the Company’s shareholders;

(viii)  to allow Awardees or Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee or Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award or Option previously granted by the Administrator; and

(x)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Awardees and Optionees and any other holders of Awards or Options.

5.  Eligibility. Nonstatutory Stock Options and Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.  Limitations.

(a)      Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  Neither the Plan nor any Award or Option shall confer upon an Awardee or Optionee any right with respect to continuing that individual’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Awardee’s or Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

(c)  The following limitations shall apply to grants of Awards and Options:

(i)  No Service Provider shall be granted, in any fiscal year of the Company, Options and Awards covering more than 300,000 Shares.

(ii)  In connection with his or her initial service, a Service Provider may be granted Options and Awards covering an additional 450,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

(iv)  If an Award or Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section13), the cancelled Option or Award will be counted against the limits set forth in subsections (i) and (ii) above.

7.  Stock Awards. Awards may be granted either alone or in addition to Options granted under the Plan. The Awardee shall be entitled to receive the Award without payment of any consideration to the Company, unless otherwise required by Applicable Law. Unless otherwise provided in the Award Agreement, Awardees will have full voting rights and be entitled to regular cash dividends with respect to the Shares subject to their Awards. An Award Agreement may provide that certain restrictions will apply to the Award and any such dividends.

8. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

9. Term of Option. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement or Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    10. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or consolidation of or by the Company with or into another corporation, the purchase or acquisition of property or stock by the Company of another corporation, any spin-off or other distribution of stock or property by the Company or another corporation, any reorganization of the Company, or any partial or complete liquidation of the Company, if such action by the Company or other corporation results in a significant number of Employees or employees being transferred to a new employer or discharged, or in the creation or severance of the Parent-Subsidiary relationship.

(b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any con-ditions that must be satisfied before the Option may be exercised.

(c)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)  cash;

(ii)  check;

(iii)  promissory note (to the extent permitted by Applicable Law);

(iv)  other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

(vii)  any combination of the foregoing methods of payment; or

(viii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Exercise of Option; Vesting.

(a) Procedure for Exercise; Vesting; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Awards granted hereunder shall be subject to such vesting requirements and other restrictions as determined by the Administrator. Unless the Administrator provides otherwise, vesting of Awards and Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option or such person’s authorized agent, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Sections 7 and 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for delivery under the Award or Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If an Awardee ceases to be a Service Provider, for any reason, all unvested Shares covered by his or her Award shall be forfeited. If, on the date of termination, the Optionee or Awardee is not vested as to his or her entire

Option or Award, the Shares covered by the unvested portion of the Option or Award shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee. If an Optionee dies while a Service Provider or within thirty (30) days (or such longer period of time not exceeding three (3) months as is determined by the Administrator), the Option may be exercised following the Optionee's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Optionee's death. If, at the time of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

12.  Transferability of Awards and Options. Unless determined otherwise by the Administrator, an Award or Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and an Option may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award or Option transferable, such Award or Option shall contain such additional terms and conditions as the Administrator deems appropriate.

13.  Adjustments; Dissolution; Merger or Change in Control.

(a)   Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award and Option and the numerical limits of Section 6.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee and Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. The Administrator in its discretion may provide that the vesting of an Award accelerate at any time prior to such transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action, and unvested Shares subject to an Award will be forfeited immediately prior to the consummation of such proposed action.

(c)  Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award and Option shall be assumed or an equivalent award, option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event the successor corporation does not agree to assume the Award or Option, or substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Awardee or Optionee to have the right to vest in and exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be vested or exercisable, and in the case of an Award, to accelerate the vesting of the Award. If the Administrator makes an Option fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. If, in such a merger or Change in Control, the Award or Option is assumed or an equivalent award or option or right is substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, and if during a one-year period after the effective date of such merger or Change in Control, the awardee’s or Optionee's status as a Service Provider is terminated for any reason other than the Awardee’s or Optionee's voluntary termination of such relationship, then (i) in the case of an Option, the Optionee shall have the right within three (3) months thereafter to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not be otherwise exercisable, effective as of the date of such termination and (ii) in the case of an Award, the Award shall be fully vested on the date of such termination.

For the purposes of this subsection (c), the Award or Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award or Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, and upon the vesting of an Award, for each Share of Awarded Stock, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

14.  Date of Grant. Except for Options granted to Outside Directors under Section 15 hereof, the date of grant of an Award or Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Award or Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Awardee and Optionee within a reasonable time after the date of such grant.

15.  Option Grants to Outside Directors. All grants of Options to Outside Directors shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)  Each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (the "First Option") upon the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii)  After a First Option has been granted to any Outside Director, each Outside Director shall thereafter be automatically granted an Option to purchase 7,500 Shares (a "Subsequent Option") on the day of each subsequent annual shareholders meeting at which such Outside Director is reelected to an additional term; provided, however, that no Subsequent Option shall be granted for the first annual shareholders meeting following the grant of a First Option to any director.

(iv)  In the event that the number of Shares remaining available for grant under the Plan is less than the number of Shares required for an automatic grant pursuant to either subsection (ii) or (iii) hereof, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further automatic grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted under the Plan.

(v)  The terms of an Option granted hereunder shall be consistent with the requirements set forth elsewhere in this plan, except that the Option shall become exercisable in installments cumulatively with respect to 1/36 of the Shares for each complete calendar month after the date of grant of such Option.

(vi)  The number of Shares granted pursuant to subsections (ii) and (iii) hereof shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

16.  Amendment and Termination of the Plan.

(a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws and paragraph (c) below.

(c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or any Award or Option shall (i) impair the rights of any Awardee or Optionee, unless mutually agreed otherwise between the Awardee or Optionee and the Administrator, which agreement must be in writing and signed by the Awardee or Optionee and the Company or (ii) permit the reduction of the exercise price of an Option after it has been granted (except for adjustments made pursuant to Section 13), unless approved by the Company’s shareholders. Neither may the Administrator,

(d)  without the approval of the Company’s shareholders, cancel any outstanding Option and replace it with a new Option with a lower exercise price, where the economic effect would be the same as reducing the exercise price of the cancelled Option. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards and Options granted under the Plan prior to the date of such termination. Any increase in the number of shares subject to the Plan, other than pursuant to Section 13 hereof, shall be approved by the Company’s shareholders.

17.  Conditions Upon Issuance of Shares; Deferred Compensation Legislation.

(a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or the vesting of an Award unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Plan is intended to comply with the requirements of Section 409A of the Code and Awards and Options granted under the Plan may be amended for purposes of such compliance.

(b)  Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.  Shareholder Approval. The Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan was adopted. Such shareholder approval has been obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B
TRIMBLE NAVIGATION
1988 EMPLOYEE STOCK PURCHASE PLAN
(as amended January 19, 2006)

The following constitute the provisions of the Employee Stock Purchase Plan of Trimble Navigation.

1.  Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  Definitions.

(a)  "Board" shall mean the Board of Directors of the Company.

(b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c)  "Common Stock" shall mean the Common Stock of the Company.

(d)  "Company" shall mean Trimble Navigation.

(e)  "Compensation" shall mean all regular straight time gross earnings, commissions, incentive bonuses, overtime, shift premium, lead pay and other similar compensation, but excluding automobile allowances, relocation and other non-cash compensation. Notwithstanding the foregoing, the Employee may elect to exclude bonuses from the calculation of compensation.

(f)  "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g)  "Designated Subsidiaries" shall mean the Subsidi-aries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h)  "Employee" shall mean any person, including an officer, whose customary employment with the Company is at least twenty (20) hours per week by the Company or one of its Designated Subsidiaries and more than five (5) months in any calendar year.

(i)  "Enrollment Date" shall mean the first day of each Offering Period.

(j)  "Exercise Date" shall mean the last day of each Offering Period.

(k)  "Offering Period" shall mean, except with respect to the first Offering Period as described herein, a period of six (6) months during which an option granted pursuant to the Plan may be exercised. The first Offering Period shall commence August 15, 1988, and end December 31, 1988.

(l)  "Plan" shall mean this Employee Stock Purchase Plan.

(m)  "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.  Eligibility.

(a)  Any Employee as defined in paragraph 2 who has been continuously employed by the Company for at least two (2) consecu-tive months and who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan. However, notwithstanding the foregoing, for purposes of the first Offering Period only, any Employee defined in paragraph 2 who was employed by the Company as of August 9, 1988 shall be eligible to participate in the Plan.

(b)  Any provisions of the Plan to the contrary notwith-standing, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1 and July 1 of each year; provided, however, that the first Offering Period shall commence on or about August 15, 1988. The Plan shall continue thereafter until termi-nated in accordance with paragraph 19 hereof. Subject to the shareholder approval requirements of paragraph 19, the Board of Directors of the Company shall have the power to change the dura-tion of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.  Participation.

(a)  An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

(b)  Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6.  Payroll Deductions.

(a)  At the time a participant files his or her subscrip-tion agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering

(b)   Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period.

(c)  All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(d)  A participant may discontinue his or her participa-tion in the Plan as provided in paragraph 10, or may decrease, but not increase, the rate of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by com-pleting or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement. A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

(e)  Notwithstanding the foregoing, to the extent neces-sary to comply with Section 423(b)(8) of the Code and para-graph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7.  Grant of Option.

(a)  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Partic-ipant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

(b)  The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the

(c)   Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

8.  Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not used to purchase shares shall remain in the participant's account for the subsequent Offering Period, subject to an earlier with-drawal as provided in paragraph 10. During a participant's life-time, a participant's option to purchase shares hereunder is exercisable only by him or her.

9.  Delivery. Unless a participant makes an election to delay the issuance of Certificate representing purchased shares, as promptly as practicable after each Exercise Date on which a pur-chase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. A partic-ipant may make an election to delay the issuance of stock certifi-cates representing shares purchased under the Plan by giving written notice to the Company the form of Exhibit D to this Plan. Any such election shall remain in effect until it is revoked by the participant or, if earlier, upon the termination of the partic-ipant's Continuous Status as an Employee. The Company may limit the time or times during which participants may revoke such elec-tions, except that a participant shall automatically receive a certificate as soon as practicable following termination of his or her Continuous Status as an Employee and that participants shall be given the opportunity to revoke such elections at least once each calendar year.

10.  Withdrawal; Termination of Employment.

(a)  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the begin-ning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)  Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant's option will be automatically terminated.

(c)  In the event an Employee fails to remain in Contin-uous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant's option terminated.

(d)  A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.  Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.  Stock.

(a)  The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 5,775,000 shares, subject to adjustment upon changes in capitali-zation of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)  The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c)  Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.  Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan.

14.  Designation of Beneficiary.

(a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such partici-pant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designa-tion of a beneficiary who is to receive any cash from the partici-pant's account under the Plan in the event of such participant's death prior to exercise of the option.

(b)  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such partic-ipant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

16.  Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.  Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclas-sification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substan-tially all of the assets of the Company, or the merger of the Com-pany with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has with-drawn from the Offering Period as provided in Section 10 hereof.

19.  Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regula-tion), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

20.  Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the applicable state and federal tax and securities laws.

22.  Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.  Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in para-graph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

APPENDIX C
Form of Proxy
PROXY	TRIMBLE NAVIGATION LIMITED	PROXY

PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of TRIMBLE NAVIGATION LIMITED, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 11, 2006, and hereby appoints Steven W. Berglund, and Rajat Bahri and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Shareholders of TRIMBLE NAVIGATION LIMITED, to be held on Thursday, May 18, 2005, at 6:00 p.m. local time, at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, TO APPROVE AN AMENDMENT TO THE COMPANY’S 2002 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE FOR GRANT OF STOCK OPTIONS AND STOCK AWARDS THEREUNDER, TO APPROVE AN AMENDMENT TO THE COMPANY’S 1988 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE FOR PURCHASE THEREUNDER, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 29, 2006, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

(Continued, and to be signed on the other side)

[Company logo appears here]
Trimble Navigation Limited
935 Stewart Drive
Sunnyvale, CA 94085

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date of the meeting date.

Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Trimble Navigation Limited in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M Eastern Time the date before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Trimble Navigation Limited, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you vote by Internet or telephone, there is NO NEED TO MAIL BACK your Proxy Card.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Trimble Navigation Limited

Vote on Directors
1. Elections of Directors to serve for the ensuing year and until their successors are elected.
Nominees:
01 Steven W. Berglund, 02 Robert S. Cooper, 03 John B. Goodrich, 04 William Hart, 05 Ulf J. Johansson, 06 Bradford W. Parkinson and 07 Nickolas W. Vande Steeg
	FOR ALL [ ]	WITHOLD ALL [ ]	FOR ALL EXCEPT [ ]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. ____________________
Vote on Proposals
2. To approve an amendment to the Company’s 2002 Stock Plan to increase the number of shares of the Company’s Common Stock available for grant of stock options and stock awards thereunder.
FOR AGAINST ABSTAIN [ ] [ ] [ ]
3. To approve an amendment to the Company’s 1988 Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock available for purchase thereunder.	FOR AGAINST ABSTAIN [ ] [ ] [ ]
4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending December 29, 2006.	FOR AGAINST ABSTAIN [ ] [ ] [ ]
5. To transact such other business as may properly come before the meeting or any adjournment thereof.

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If signing for estates, trusts, corporations, or partnerships, title or capacity should be stated. If shares are held jointly each holder should sign.)

Signature ______________________ Date ________

Signature (joint owners) ________________ Date________

Please indicate if you would like to keep your vote confidential under the current policy.

Yes     No
[   ]     [   ]